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                                                                    EXHIBIT 99.1


[GRAPHIC OMITTED] Ivivi Technologies Logo


     IVIVI TECHNOLOGIES REPORTS SECOND QUARTER FISCAL 2007 FINANCIAL RESULTS

RECENT HIGHLIGHTS:
     o  Initial Public Offering, ("IPO") consummated in October 2006
     o  Exclusive worldwide distribution agreement signed with Allergan

NORTHVALE, NJ - DECEMBER 5, 2006 - Ivivi Technologies, Inc. (AMEX:II), today announced financial results for the three and six month periods ended September 30, 2006.

For the three month period ended September 30, 2006, Ivivi Technologies reported revenue growth of 67% to $368,533 from $220,344 for the comparable period in 2005. The increase in revenue was driven by increased sales and marketing efforts. The net loss for the three month period ended September 30, 2006 was $2,097,596, or $0.44 per share, compared to a net loss of $1,554,835, or $0.33 per share, for the three month period ended September 30, 2005. The increase in net loss was primarily the result of increases in interest and finance costs and selling, general and administrative expenses, of which approximately $1.4 million were non-cash charges.

For the six month period ended September 30, 2006, Ivivi Technologies reported revenue growth of 127% to $585,952, from $258,071 for the six month period ended September 30, 2005. The Company had a net loss of $3,975,554, or $0.84 per share, for the six month period ended September 30, 2006 compared to a net loss of $2,880,162, or $0.61 per share, for the six month period ended September 30, 2005. The increase in net loss was primarily the result of increases in interest and finance costs and selling, general and administrative expenses, of which approximately $2.4 million were non-cash charges.

On September 30, 2006, Ivivi Technologies had cash and cash equivalents of $220,744. On October 24, 2006, Ivivi Technologies completed its initial public offering, selling 2.5 million shares of its common stock at $6.00 per share. On November 22, 2006, the Company sold an additional 250,000 shares at $6.00 per share upon partial exercise of the underwriters' over-allotment option. Total net proceeds received from the offering and over-allotment were approximately $13.8 million, of which approximately $3.1 million was used to repay certain indebtedness outstanding at September 30, 2006 and to pay related interest. In addition, in connection with the IPO, the outstanding convertible debt of the Company that was outstanding at September 30, 2006 converted into shares of common stock of Ivivi Technologies. As a result of the completion of the IPO, there were 9,517,389 shares outstanding and no outstanding loans as of November 29, 2006.

Andre' A. DiMino, Vice Chairman and Co-Chief Executive Officer, commented, "The quarter continued to show positive results from our expanded marketing efforts and increased market penetration of our

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IVIVI TECHNOLOGIES, INC.
PAGE 2

products in the wound care and plastic surgery markets, however, the key highlights of the last several months were the successful completion of the IPO and subsequent signing of an exclusive worldwide marketing agreement with Allergan for the use of our products in conjunction with any aesthetic or bariatric medical procedures."

David Saloff, President and Co-Chief Executive Officer added, "This has been a very exciting time for Ivivi. By strengthening our balance sheet, we believe we have a significant opportunity to continue to refine our technology and increase our sales and marketing efforts. The distribution agreement validates our strategy of partnering with the top companies in the markets we are targeting and we believe greatly enhances our ability to expand our market presence."

ABOUT IVIVI TECHNOLOGIES, INC.

Based in Northvale, NJ, Ivivi Technologies, Inc. is a medical technology company focusing on designing, developing and commercializing its proprietary electrotherapeutic technology platform. Ivivi's research and development activities are focused specifically on pulsed electromagnetic field, or PEMF, technology, which, by creating a therapeutic electrical current in injured soft tissue, stimulates biochemical and physiological healing processes to help repair the injured tissue and reduce related pain and inflammation. The Company's Electroceuticals(TM) have been used in non-invasive treatments for a wide array of conditions, including chronic wounds, pain and edema following plastic and reconstructive surgery and chronic inflammatory disorders.

FORWARD-LOOKING STATEMENTS

This press release contains "forward looking statements" that are subject to risk and uncertainties, including, but not limited to, the Company's limited operating history, history of significant and continued operating losses and substantial accumulated earnings deficit, difficulties with its financial accounting controls, the failure of the market for the Company's products to continue to develop, the inability for customers to receive third party reimbursement, the inability to obtain additional capital, the inability to protect the Company's intellectual property, the loss of any executive officers or key personnel or consultants, competition, changes in the regulatory landscape or the imposition of regulations that affect the Company's products and other risks detailed from time to time in the Company's filings with the Securities and Exchange Commission, including the Company's registration statement on Form SB-2. These risks could cause actual results to differ materially from those expressed in any forward looking statements made by, or on behalf of, the Company. The Company assumes no obligation to update the information contained in this press release.


CONTACT:
INVESTOR RELATIONS:
ALISON ZIEGLER OR LESTER ROSENKRANTZ, CAMERON ASSOCIATES
(212) 554-5469
ALISON@CAMERONASSOC.COM


                          -FINANCIAL TABLES TO FOLLOW-
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IVIVI TECHNOLOGIES, INC.
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                                       IVIVI TECHNOLOGIES, INC.
                                       STATEMENTS OF OPERATIONS
                                              (UNAUDITED)

                                              Three Months Ended                Six Months Ended
                                                 September 30,                    September 30,
                                          ----------------------------    ----------------------------
                                              2006            2005            2006            2005
                                          ------------    ------------    ------------    ------------

Revenue                                   $    368,533    $    220,344    $    585,952    $    258,071
                                          ------------    ------------    ------------    ------------
Cost and expenses:
  Cost of revenue                               26,560          41,418          68,267          53,763
  Depreciation and amortization                  7,328          23,076           9,764          56,664
  Salaries                                     327,321         301,044         523,154         538,054
  Research and development                     166,575         154,576         297,391         321,925
  Selling, general and administrative        1,184,469       1,011,070       2,033,098       1,737,407
                                          ------------    ------------    ------------    ------------
Total operating expenses                     1,712,253       1,531,184       2,931,674       2,707,813
                                          ------------    ------------    ------------    ------------
Loss from operations                        (1,343,720)     (1,310,840)     (2,345,722)     (2,449,742)

Change in fair value of warrant and
  registration rights liabilities                   --              --         (25,827)             --
Interest and finance costs, net               (753,876)       (233,995)     (1,604,005)       (430,420)
                                          ------------    ------------    ------------    ------------

Loss before income taxes                    (2,097,596)     (1,544,835)     (3,975,554)     (2,880,162)
Income taxes                                        --              --              --              --
                                          ------------    ------------    ------------    ------------
Net loss                                  $ (2,097,596)   $ (1,544,835)   $ (3,975,554)   $ (2,880,162)
                                          ============    ============    ============    ============
Net loss per share, basic and diluted           $(0.44)         $(0.33)         $(0.84)         $(0.61)
                                          ============    ============    ============    ============
Weighted average shares outstanding          4,745,000       4,745,000       4,745,000       4,745,000
                                          ============    ============    ============    ============


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IVIVI TECHNOLOGIES, INC.
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                            IVIVI TECHNOLOGIES, INC.
                                  BALANCE SHEET
                               SEPTEMBER 30, 2006
                                   (UNAUDITED)

Current assets
  Cash and cash equivalents                                        $    220,744
  Accounts receivable, net                                              221,673
  Inventory, current portion                                             44,250
  Prepaid expenses                                                      126,615
                                                                   ------------
Total current assets                                                    613,282
                                                                   ------------

Property and equipment, net                                              23,451
Inventory, long term                                                    285,424
Deferred loan costs                                                     577,326
Deferred offering costs                                                 820,922
                                                                   ------------
Total assets                                                          2,320,405
                                                                   ============

Current Liabilities:
  Accounts payable and accrued expenses                            $  2,190,268
  Advances payable - affiliates                                       2,637,510
  Note payable - current                                                250,000
                                                                   ------------
Total current liabilities                                             5,077,778
                                                                   ------------

Deferred revenue                                                        285,167
Convertible debentures payable, net                                   7,557,208
Warrant and registration rights liabilities                           6,972,357
                                                                   ------------
Total liabilities                                                    19,892,510
                                                                   ------------

Shareholders' deficiency:
  Common stock                                                           74,600
  Additional paid-in capital                                          2,262,620
  Accumulated deficit                                               (19,909,325)
                                                                   ------------
Total stockholders' deficiency                                      (17,572,105)
                                                                   ------------

Total liabilities and stockholders' deficiency                     $  2,320,405
                                                                   ============


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